Exhibit 21
HARLEY-DAVIDSON, INC.
SUBSIDIARIES

State/Country
Of
Name	Incorporation
H-D U.S.A., LLC	Michigan
Harley-Davidson Motor Company Group, LLC	Wisconsin
Harley-Davidson Motor Company Operations, Inc.	Wisconsin
H-D Franklin, LLC	Wisconsin
H-D Tomahawk Somo, LLC	Wisconsin
H-D Tomahawk Industrial Park, LLC	Wisconsin
H-D Tomahawk Kaphaem Road, LLC	Wisconsin
H-D Capitol Drive, LLC	Wisconsin
H-D Pilgrim Road, LLC	Wisconsin
Harley-Davidson Motor Company, Inc.	Wisconsin
Harley-Davidson Museum, LLC	Wisconsin
Buell Distribution Company, LLC	Wisconsin
H-D F&R, LLC	Wisconsin
Harley-Davidson Latin America, LLC	Wisconsin
Harley-Davidson Asia Pacific, LLC	Wisconsin
Buell Motorcycle Company, LLC	Wisconsin
HDWA, LLC	Wisconsin
Harley-Davidson Dealer Systems, Inc.	Ohio
H-D International Holding Co., Inc.	Wisconsin
Harley-Davidson Holding Co., Inc.	Delaware
Harley-Davidson Benelux B.V.	Netherlands
Harley-Davidson France SAS	France
Harley-Davidson Germany GmbH	Germany
Harley-Davidson Italia S.r.l.	Italy
Harley-Davidson Japan KK	Japan
Harley-Davidson Europe Limited	England
Harley-Davidson do Brazil Ltda.	Brazil
Harley-Davidson do Brazil Fabricacao De Componentes Ltda.	Brazil
Harley-Davidson Australia Pty. Limited	Australia
Harley-Davidson (Shanghai) Commercial and Trading Co., Ltd.	China
H-D Hong Kong Limited	Hong Kong
Harley-Davidson Espana S.L.	Spain
Harley-Davidson Switzerland GmbH	Switzerland
New Castalloy Pty. Limited	Australia
Harley-Davidson De Mexico, S. De R.L. De C.V.	Mexico
Harley-Davidson De Mexico Management, S. De R.L. De C.V.	Mexico
Harley-Davidson Africa (Pty) Limited	South Africa
Harley-Davidson Asia Pacific Pte. Ltd.	Singapore
Harley-Davidson Central and Eastern Europe s.r.o.	Czech Republic
H-D Motor Company India Private Limited	India
Harley-Davidson Austria GmbH	Austria

Harley-Davidson RUS LLC	Russia
Harley-Davidson MENA DMCC	Dubai
Harley-Davidson South East Europe Single Member E.P.E.	Greece
Renovation Realty Investment Services, Inc.	Wisconsin
HR, LLC	Indiana
HR Holding Corp.	Wisconsin
Harley-Davidson Financial Services, Inc.	Delaware
Harley-Davidson Insurance Services, Inc.	Nevada
Harley-Davidson Credit Corp.	Nevada
Harley-Davidson Insurance Services of Illinois, Inc.	Illinois
Harley-Davidson Customer Funding Corp	Nevada
Harley-Davidson Motorcycle Trust 2010-1	Delaware
Harley-Davidson Motorcycle Trust 2011-1	Delaware
Harley-Davidson Motorcycle Trust 2011-2	Delaware
Harley-Davidson Motorcycle Trust 2012-1	Delaware
Harley-Davidson Motorcycle Trust 2013-1	Delaware
Harley-Davidson Motorcycle Trust 2014-1	Delaware
Harley-Davidson Motorcycle Trust 2015-1	Delaware
Eaglemark Savings Bank	Nevada
Harley-Davidson Leasing, Inc.	Nevada
Harley-Davidson Warehouse Funding Corp.	Nevada
Harley-Davidson Financial Services International, Inc.	Delaware
Harley-Davidson Financial Services Europe Limited	England
Harley-Davidson Financial Services Canada, Inc.	Canada